UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    October 31, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 CAMBRIDGE DRIVE, ELK GROVE VILLAGE, ILLINOIS, 60007 (Address of Principal Executive Offices)

(847) 391-9400 (Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02. Termination of a Material Definitive Agreement.

On October 31, 2005, ISCO International, Inc. (the “Company”) delivered a letter to Dr. Amr Abdelmonem, the Company’s Chief Technology Officer, providing Dr. Abdelmonem written notice of non-extension of his present Employment Agreement dated January 1, 2001 (the “Agreement”) with the Company. Pursuant to the terms of the Agreement, a party must provide at least 60 days written notice prior to December 31 of a given year in which the Agreement is effective of its intention not to renew the Agreement. As a result of the notice of non-renewal, the Agreement will expire effective December 31, 2005. Dr. Abdelmonem will continue to serve as the Company’s Chief Technology Officer and as a member of the Company’s Board of Directors (the “Board”). Both the Company and Dr. Abdelmonem intend to enter into a new employment agreement. The notice of non-renewal was delivered because a new employment agreement was not completed prior to the date by which notice was required under the Agreement to be delivered without triggering an automatic one-year renewal.

Under the terms of the current Agreement, Dr. Abdelmonem is to serve as Chief Technology Officer of the Company. The initial term of the Agreement was for three years, with automatic one-year renewal options. Dr. Abdelmonem is paid an annual salary of $200,000 and is paid a severance of one year’s salary, which is offset by any income received by Dr. Abdelmonem during the severance period, if (i) the Company terminates his employment without cause, or (ii) Dr. Abdelmonem terminates his employment for good reason. His severance is increased to two years salary in the case of a change in control of the Company and a termination as described previously. The Agreement includes a provision for a bonus to be paid at the discretion of the Board and certain non-competition, non-solicitation, assignment of invention and confidentiality provisions.

Beyond the severance terms described above that expire with the termination of the Agreement on December 31, 2005, there is a provision of the Agreement that entitles Dr. Abdelmonem to up to six months of salary during the twelve months following the termination of the Agreement if his employment is terminated by the Company pursuant to a notice of non-renewal. Such severance payments would be offset by income received by him during this period. The parties are currently in negotiations on a new employment agreement and, if as a result of his continued employment or entering a new agreement, no such severance payments would be required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date:	November 2, 2005	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer